Exhibit 99.1

BranchOut Food Achieves Record $1.7M Monthly Revenue in June, Record 27% Gross Margin, and Approaches Breakeven EBITDA

129% Year-to-Date Revenue Growth, Fast-Moving Inventory, Lower Debt, and June Operational Gains Set the Stage for Continued Strong Performance

Key Highlights:

●	Record-Breaking June: Achieved highest-ever monthly revenue of about $1.7 million, with 27% gross margin and moved closer to breakeven EBITDA, marking a major operational milestone.

●	129% revenue growth for first six months of 2025 versus 2024

●	Significant Operational Progress: Factory throughput increased 50% in June over prior months; inventory turning in under 60 days; and idle capacity costs expected to decline as utilization improves.

●	Current Liability Debt down 67%: Current liability debt was reduced from $6.39 million to $2.16 million in Q2.

BEND, Ore., August 11 2025 — BranchOut Food Inc. (NASDAQ: BOF), a leading food technology company specializing in its patented GentleDry™ dehydrated snacks and ingredients, today announces record June performance underscoring the company’s scalable platform model and long-term growth trajectory. Performance has strengthened month over month since the facility opened earlier this year, with June delivering the highest results of the first half of 2025.

April remained similar to Q1, with lower utilization and significant R&D and scale-up activity. May marked a transitional period, and by June, the company achieved a meaningful step forward — increasing monthly factory throughput by 50% over previous months. June reflects the early impact of greater efficiency and operational maturity, and management expects continued improvement throughout Q3 and beyond as the business scales further.

June was the company’s highest revenue month to date, generating about $1.7 million in sales and a record gross margin of 27%. With adjustments for one-time costs — including $68K in air freight and an $82K one time retailer deduction — EBITDA for the month would be positive. This milestone reflects both surging demand and the operational efficiencies now emerging at the company’s Peru facility.

“Our June results mark the first month since opening our Peru facility earlier this year that we’ve started to see real gains from our ongoing R&D and scale-up efforts — increasing throughput by 50% over prior months and showing that our model works at scale,” said Eric Healy, CEO of BranchOut Food. “The facility continues to improve every month, and we believe there’s still considerable upside as we refine and expand production in the months ahead.”

Operational Efficiency and Margin Improvements

Inventory is currently turning in less than 60 days as the company works to keep pace with strong and consistent demand. Since opening the Peru facility, BranchOut has operated with a backlog of orders and is actively working to catch up. To meet customer timelines, the company has relied on air freight, which has temporarily impacted margins. As operations catch up with the order backlog and allow sufficient lead time for ocean freight, gross margins are expected to improve by approximately 3–4% by eliminating air freight alone. Additional margin improvements are anticipated as factory utilization continues to increase, large non-cash equipment depreciation is adjusted for, and the company moves past early-stage R&D and scale-up costs.

Scaling Fast: Meeting Demand Through Agile Product Development

The company remains focused on new product development to expand its offering and meet growing customer demand. Since opening the Peru facility earlier this year, BranchOut has developed each product from the ground up—building supply chains, conducting testing, and rapidly scaling production to meet order deadlines. This process has also required training an entirely new team to operate complex technology for each product as it comes online.

For example, the nation’s largest warehouse club placed a significant order for Strawberry Halves—a product previously produced only at R&D scale. To fulfill the order on time and continue building a portfolio of high-impact, staple products like strawberry, the company began scaling up production in July. As with any new product, early runs are less efficient as the team works through supplier validation, machine parameters, production SOPs, and optimizing throughputs.

As the year progresses, BranchOut expects to complete the scale-up process for all key products, enabling follow-on orders to be produced far more efficiently. Products like Pineapple Chips, Chewy Bananas and several other key products, which were scaled earlier in the year, are now highly efficient with consistent repeat production.

While the company remains committed to long-term operational efficiency, its rapid growth strategy emphasizes speed-to-market and customer responsiveness. This often means accepting initial inefficiencies in order to quickly launch new products and secure strategic orders. Management believes this agile approach is a key driver of accelerated growth and long-term market share gains.

Financial Strength

BranchOut reduced its current liability debt by 67% in Q2, from $6.39 million to $2.16 million, while absorbing several one-time costs — including legal expenses, air freight, and other non-recurring items — that are not expected to recur at the same scale in future quarters.

Revenue for the first half of 2025 more than doubled year-over-year, driven by strong demand across both retail and ingredient channels. The company’s H1 EBITDA loss of $1.6 million was largely the result of one-time scale-up costs, including R&D, legal expenses, air freight, and low facility utilization. Management believes that improved operational efficiency, lower freight costs, and reduced one-time expenses will contribute to significantly stronger financial performance in the second half of the year.

Looking Ahead

BranchOut is well-positioned for continued growth and margin expansion, supported by strong sell-through in warehouse clubs and national retailers, and rapidly growing ingredient sales through its MicroDried partnership. Additional tailwinds from tariffs on Chinese imports further enhance the company’s competitive positioning.

About BranchOut Food Inc.

BranchOut Food is a leading international food technology company, specializing in the production of high-quality dehydrated fruit and vegetable-based products through its proprietary GentleDry Technology. This next-generation dehydration method preserves up to 95% of the original nutrition of fresh produce, offering superior quality and taste. Protected by over 17 patents, BranchOut’s technology enables it to stand out as a trusted brand, ingredient and a private-label supplier. For more information, visit www.branchoutfood.com or follow us on social media here.

For more information:

ir@branchoutfood.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “position”, “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of BranchOut Food, Inc., (the Company) strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.